Form N-SAR
Semi-Annual Report for Registered Investment Companies

Registrants Name:
Federated Utility Fund, Inc.

Date of Filing to which
Form SE Relates:

August 31, 1999

Type of Filing:

Form N-SAR

Paralegals Name:
Joseph W. Kulbacki
Paralegals Extension No.:
6659

PORTFOLIO/SERIES NAMES
1
N/A
2

3

4

5

6

7

8

9

10





FORM SE Notification Form
N-SAR Exhibit Index
(Exhibits to be attached will appear in bold-face type)

77.A.
Are there any exhibits?
Yes:
X
No:

77.B.
Accountants Report on Internal Control    [Annual N-SARs only]
77.C.
Matters Submitted to a Vote of Securities Holders
77.D.
Policies with Respect to Security Investments
77.E.
Legal Proceedings
77.F.
Changes in Security for Debt
77.G.
Defaults and Arrears on Senior Securities
77.H.
Changes in Control of Registrant
77.I.
Terms of New or Amended Securities
77.J.
Revaluation of Assets or Restatement of Capital Share Account
77.K.
Changes in Registrants Certifying Accountant
77.L.
Changes in Accounting and Principles and Practices
77.M.
Mergers
77.N.
Actions Required to be Reported Pursuant to Rule 2a-7
77.O.
Transactions effected Pursuant to Rule 10f-3
77.P.
Information Required to be Filed Pursuant to Existing Exemptive Orders [Arthur Anderson Report on Multiple Classes of Shares -- Annual N-SAR Only] 77.Q.
Exhibits



Item 14 -- Form N-SAR


PORTFOLIO/SERIES NAME:
N/A


PORTFOLIO/SERIES NUMBER:



REGISTRANTS NAME:
Federated Utility Fund, Inc.




Affiliated Broker/Dealer

14
A
Broker/Dealer Name (if any):
None

B
File Number:
8-

14
A
Broker/Dealer Name (if any):


B
File Number:
8-

14
A
Broker/Dealer Name (if any):


B
File Number:
8-

14
A
Broker/Dealer Name (if any):


B
File Number:
8-

14
A
Broker/Dealer Name (if any):


B
File Number:
8-




Item 77 -- Form N-SAR


PORTFOLIO/SERIES NAME:
N/A


PORTFOLIO/SERIES NUMBER:



REGISTRANTS NAME:
Federated Utility Fund, Inc.






Y or N
77.A
 .
Is the Registrant filing any of the following attachments with
the current filing of Form N-SAR?    (Answer for all Series as
a group)
Y

NOTE: If answer is Y, mark those items below being filed as an attachment to this form or incorporated by reference.



Filed as
an
Attachment
?
(Y or N)
B.
Accountants Report on Internal Control [Annual N-SAR ONLY]
N
C.
Matters Submitted to a Vote of Securities Holders
Y
D.
Policies with Respect to Security Investments
N
E.
Legal Proceedings
N
F.
Changes in Security for Debt
N
G.
Defaults and Arrears on Senior Securities
N
H.
Changes in Control of Registrant
N
I.
Terms of New or Amended Securities
[Includes additions/deletions of classes to existing portfolios]
N
J.
Revaluation of Assets or Restatement of Capital Share Account
N
K.
Changes in Registrants Certifying Accountant
N
L.
Changes in Accounting Principles and Practices
N
M.
Mergers
N
N.
Actions Required to be Reported Pursuant to Rule 2a-7
N
O.
Transactions effected Pursuant to Rule 10f-3
N
P.
Information Required to be Filed Pursuant to Existing Exemptive
Orders
[Includes Arthur Anderson Report on Multiple Classes of Shares- -ANNUAL N--SAR ONLY]
N
Q.1)
Exhibits
N
Q.2)
Any information called for by instructions to sub-item 77Q2
N
Q.3)
Any information called for by instructions to sub-item 77Q3
N



Form NSAR
Item 77C:  Matters Submitted to Voteof Securities Holders

LAST MEETING OF SHAREHOLDER

A Special Meeting of the Funds shareholders was held on May 12, 1999. On January 12, 1999, the record date for the shareholders voting at the meeting, there were 122,490,358 total outstanding shares. The following items were considered by shareholders and the results were as follows:

1.  Elected Directors:

		   For 		        Against 		Abstentions
	Withheld
							and Broker 		Authority to
							Non-Votes 		Vote
Thomas G. 	93,319,203							3,159,961
Bigley

John T. 	93,334,149							3,145,015
Conroy, Jr.

Nicholas P. 	93,376,549							3,102,615
Constantakis

John F. 	93,401,334							3,077,830
Cunningham

J. Christopher 	93,360,782							3,118,382
Donahue

Peter E. 	93,414,379							3,064,785
Madden

Charles F. 	93,370,227							3,108,937
Mansfield, Jr.

John E. 	93,421,563							3,057,601
Murray, Jr.

John S. 	93,411,475							3,067,689
Walsh

2. Ratified the selection of Ernst & Young LLP as the Funds Independent auditors.

For 			Against 			Abstentions
							and Broker
							Non-Votes

92,362,430		511,836			3,604,897

3. Made changes to the Fund's fundament investment policies:

(a) Amended the Funds fundamental investment policy regarding diversification of its investments

For 			Against 			Abstentions
							and Broker
							Non-Votes
67,691,859		2,150,459			26,636,846

(b) Approved making non-fundamental, and amending, the funds fundamental investment policy regarding investing in restricted securities.

For 			Against 			Abstentions
							and Broker
							Non-Votes
66,757,789		2,798,884			26,922,491

(c) Approved making non-fundamental the Funds fundamental investment policy prohibiting investment in securities to exercise control of an issuer.

For 			Against 			Abstentions
							and Broker
							Non-Votes
66,874,662		2,594,640			27,009,862

(d) Approved making non-fundamental, and amended, the Funds fundamental investment policy to permit the Fund to invest in the securities of other investment companies.

For 			Against 			Abstentions
							and Broker
							Non-Votes
67,157,228		2,480,848			26,841,088

(e) Approved a revision in the Funds fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding.

For 			Against 			Abstentions
							and Broker
							Non-Votes
65,812,082		3,734,165			26,932,917

(f) Approved changing from fundamental to a non-fundamental operating policy, and amended the Funds fundamental investment policy on investing in securities of foreign issuers.

For 			Against 			Abstentions
							and Broker
							Non-Votes
65,326,926		4,145,090			27,007,148

 (k) Made non-fundamental the Funds fundamental investment policy relating to investing in U.S. government securities.

For 			Against 			Abstentions
							and Broker
							Non-Votes
1,148,753,059		28,432,895			92,235,738

4.  Eliminated certain of the Funds fundamental investment policies:

(a) Removed the Funds fundamental investment policy on investing in new issuers.

For 			Against 			Abstentions
							and Broker
							Non-Votes
66,204,226		3,297,903			26,977,035

(b) Removed the Funds fundamental investment policy regarding investing in oil, gas and minerals.

For 			Against 			Abstentions
							and Broker
							Non-Votes
66,823,008		2,817,706			26,838,450

(c) Removed the Funds fundamental investment policy on investing in issuers whose securities are owned by Officers and Directors.

For 			Against 			Abstentions
							and Broker
							Non-Votes
65,222,281		4,257,628			26, 999,255

(d)  Removed the Funds fundamental investment policy on investing in warrants

For 			Against 			Abstentions
							and Broker
							Non-Votes
65,973,224		3,268,924			27,237,016

5. Approved the addition of the authority to purchase options and to remove the 5% limitation on investing in options.

For 			Against 			Abstentions
							and Broker
							Non-Votes
64,749,111		4,779,349			26,950,704

6. Approved amendments to the Funds Amended and Restated Articles of Incorporation.

(a) Approved amendments to the Funds Amended and Restated Articles of Incorporation requiring the approval by a 1940 Act majority of shareholders in the event of the sale or conveyance of the assets of the Fund to another fund or corporation.

For 			Against 			Abstentions
							and Broker
							Non-Votes
61,869,044		3,057,167			31,552,953

(b) Approved amendments to the Funds Amended and Restated Articles of Incorporation to permit the Board of Directors to liquidate the assets of a series or class without shareholder approval to the extent permitted under Maryland law

For 			Against 			Abstentions
							and Broker
							Non-Votes
65,723,844		3,854,259			26,901,061



Current as of:  8/18/94